CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-261325 on Form S-3 and Registration Statement Nos. 333-111280, 333-111281, 333-111282, 333-139208, 333-174997, 333-174998, 333-211584, 333-218555, 333-252257, and 333-273376 on Form S-8 of Conn’s, Inc. of our report dated March 4, 2024, relating to the financial statements of W.S. Badcock LLC appearing in this Current Report on Form 8-K/A dated March 4, 2024.

/s/ Deloitte & Touche LLP

Richmond, Virginia
March 4, 2024